As filed with the Securities and Exchange Commission on January 31, 2012

Registration No. ______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OCLARO, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2560 Junction Avenue San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

2011 Employee Stock Purchase Plan

(Full title of the plan)

Alain Couder

President and Chief Executive Officer

Oclaro, Inc.

2560 Junction Avenue, San Jose, California 95134

(Names and address of agent for service)

(404) 383-1400

(Telephone number, including area code, of agent for service)

Copies to:

Robert T. Clarkson Kevin B. Espinola Jones Day 1755 Embarcadero Road, Palo Alto, CA 94303 (650) 739-3996	Kate Rundle, Esq. Executive Vice President, General Counsel, & Corporate Secretary Oclaro, Inc. 2560 Junction Avenue, San Jose, California 95134 (408) 383-1400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee (4)
Common Stock, par value $0.01 per share	1,700,000 shares	$4.21	$7,157,000.00	$820.19

(1)

Represents the maximum number of shares of Common Stock, par value $0.01 per share (the “Common Stock”), of Oclaro, Inc., a Delaware corporation (the “Registrant”), that may become issuable pursuant to the Oclaro, Inc. 2011 Employee Stock Purchase Plan (the “Plan”).

(2)

Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock, as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)

Estimated solely for purposes of calculation of the registration fee, calculated pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sales prices of the Common Stock on January 30, 2012 as reported on the NASDAQ Global Select Market.

(4)

Amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended. The registration fee is based on $114.60 per $1,000,000 of the maximum aggregate price at which shares are proposed to be offered.

INTRODUCTION

On October 26, 2011, the stockholders of Oclaro, Inc. (the “Registrant”) approved and adopted the Oclaro, Inc. 2011 Employee Stock Purchase Plan (the “Plan”) to attract, retain and reward employees of the Registrant and its subsidiaries and to motivate employees to contribute to the Registrant’s growth and profitability.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give the documents containing the information required by Part I of Form S-8 to participants in the Plan as specified by Securities Act Rule 428(b)(1). We are not filing with or including in this Form S-8 the information called for in Part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended July 2, 2011 (File No. 000-30684), filed with the Commission on September 9, 2011, as amended by Amendment Number 1 to the Registrant’s Annual Report on Form 10-K/A (File No. 000-30684), filed with the Commission on January 27, 2012;

(b) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 1, 2011 (File No. 000-30684), filed with the Commission on November 10, 2011;

(c) The Registrant’s Current Reports on Form 8-K (File No. 000-30684) filed with the Commission on July 8, 2011, July 11, 2011, July 28, 2011, October 27, 2011, November 15, 2011 and January 30, 2012; and

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K dated September 10, 2004, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Article SEVENTH of the Registrant’s restated certificate of incorporation provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

Article EIGHTH of the Registrant’s restated certificate of incorporation provides that a director or officer of the Registrant:

(a) shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and

(b) shall be indemnified by the Registrant against all expenses (including attorneys’ fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses.

Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys’ fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

Article EIGHTH of the Registrant’s restated certificate of incorporation further provides that the indemnification provided therein is not exclusive.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Registrant maintains directors’ and officers’ insurance coverage, which, subject to policy terms and limitations will include coverage to reimburse the Registrant for amounts that it may be required or permitted by law to pay directors or officers of the Registrant.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

See Index to Exhibits on page 5.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 31, 2012.

OCLARO, INC.

By:	/s/ Alain Couder
Alain Couder
Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Alain Couder as his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Alain Couder Alain Couder	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 31, 2012

/s/ Jerry Turin Jerry Turin	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 31, 2012

/s/ Marissa Peterson Marissa Peterson	Director	January 31, 2012

/s/ Edward Collins Edward Collins	Director	January 31, 2012

/s/ Greg Dougherty Greg Dougherty	Director	January 31, 2012

/s/ Lori Holland Lori Holland	Director	January 31, 2012

/s/ Joel A. Smith III Joel A. Smith III	Director	January 31, 2012

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4	Oclaro, Inc. 2011 Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on September 9, 2011)

5.1*	Opinion of Jones Day, counsel to Oclaro, Inc.

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of Jones Day (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in this Registration Statement under “Signatures”).

*	Filed herewith.